Exhibit (h)(4)(xxii)

AMENDMENT NO. 13

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 13, dated as of August 16, 2010 (“Amendment No. 13”), to the Amended and Restated Participation Agreement, dated as of July 15, 2002, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby includes the ATM Core Bond Portfolio and ATM Government Bond Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Removed Portfolios. The following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: Crossings Aggressive Allocation Portfolio, Crossings Conservative Allocation Portfolio, Crossings Conservative-Plus Allocation Portfolio, Crossings Moderate Allocation Portfolio and Crossings Moderate-Plus Allocation Portfolio.

3.	Name Changes. Effective May 1, 2010 the names of EQ/Evergreen Omega Portfolio and EQ/Van Kampen Mid Cap Growth Portfolio were changed to EQ/Wells Fargo Advantage Omega Growth Portfolio and EQ/Morgan Stanley Mid Cap Growth Portfolio, respectively. Effective August 1, 2010 the names of AXA Tactical Manager 500 Portfolio-II, AXA Tactical Manager 400 Portfolio-II, AXA Tactical Manager 2000 Portfolio-II and AXA Tactical Manager International Portfolio-II were changed to ATM Large Cap Portfolio, ATM Mid Cap Portfolio, ATM Small Cap Portfolio and ATM International Portfolio, respectively.

4.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 13 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Name: Brian Walsh Title: Chief Financial Officer and Treasurer		Name: Steven M. Joenk Title: Senior Vice President

AXA DISTRIBUTORS, LLC		AXA ADVISORS, LLC

By:	/s/ James Shepherdson	By:	/s/ Andrew McMahon
	Name: James Shepherdson Title: Chief Executive Officer		Name: Andrew McMahon Title: Chairman

SCHEDULE B

AMENDMENT NO. 13

AMENDED AND RESTATED PARTICIPATION AGREEMENT

AXA Balanced Strategy Portfolio	EQ/Davis New York Venture Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/Equity 500 Index Portfolio
AXA Conservative Strategy Portfolio	EQ/Equity Growth PLUS Portfolio
AXA Growth Strategy Portfolio	EQ/Franklin Core Balanced Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/Franklin Templeton Allocation Portfolio
AXA Tactical Manager 2000 Portfolio-I, III	EQ/Global Bond PLUS Portfolio
ATM Small Cap Portfolio (formerly, AXA Tactical	EQ/Global Multi-Sector Equity Portfolio
Manager 2000 Portfolio-II)	EQ/Intermediate Government Bond Index Portfolio
AXA Tactical Manager 400 Portfolio-I, III	EQ/International Core PLUS Portfolio
ATM Mid Cap Portfolio (formerly, AXA Tactical	EQ/International ETF Portfolio
Manager 400 Portfolio-II)	EQ/JPMorgan Value Opportunities Portfolio
AXA Tactical Manager 500 Portfolio-I, III	EQ/Large Cap Core PLUS Portfolio
ATM Large Cap Portfolio (formerly, AXA Tactical	EQ/Large Cap Growth Index Portfolio
Manager 500 Portfolio-II)	EQ/Large Cap Growth PLUS Portfolio
AXA Tactical Manager International Portfolio-I, III	EQ/Large Cap Value Index Portfolio
ATM International Portfolio (formerly, AXA Tactical	EQ/Large Cap Value PLUS Portfolio
Manager International Portfolio-II)	EQ/Lord Abbett Growth and Income Portfolio
ATM Core Bond Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
ATM Government Bond Portfolio	EQ/Mid Cap Index Portfolio
EQ/AllianceBernstein International Portfolio	EQ/Mid Cap Value PLUS Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Money Market Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/BlackRock Basic Value Equity Portfolio	(formerly, EQ/Van Kampen Mid Cap Growth Portfolio)
EQ/BlackRock International Value Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Oppenheimer Global Portfolio
EQ/Capital Guardian Growth Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Small Company Index Portfolio
EQ/Common Stock Index Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Core Bond Index	EQ/Van Kampen Comstock Portfolio
EQ/EQ/Wells Fargo Advantage Omega Growth Portfolio
(formerly, EQ/Evergreen Omega Portfolio)